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                            SCHEDULE 14A INFORMATION
    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement


[ ]   Definitive Proxy Statement

[X]   Definitive Additional Materials

[ ]   Soliciting Material Under Rule 14a-12

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                          THE FRANCE GROWTH FUND, INC.
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                (Name of Registrant as Specified in its Charter)


                           BANKGESELLSCHAFT BERLIN AG
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

               ------------------------------
          (2)  Aggregate number of securities to which transaction applies:

               ------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ------------------------------

          (4)  Proposed maximum aggregate value of transaction:
                                                                ----------------
          (5)  Total fee paid:
                              --------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)      Amount previously paid:
                                          -------------------------------------
          (2)      Form, Schedule or Registration Statement No.:
                                                                ---------------
          (3)      Filing Party:
                                -----------------------------------------------
          (4)      Date Filed:
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FOR IMMEDIATE RELEASE

Institutional Shareholder Services Endorses Dissident Director Slate in The France Growth Fund Proxy Solicitation

New York - April 25, 2000 - Institutional Shareholder Services Inc. (ISS) has recommended to its clients that they vote FOR two directors proposed by Bankgesellschaft Berlin AG at the annual meeting of The France Growth Fund (NYSE:FRF) to be held on April 26, rather than support the full slate of directors nominated by the Fund's management. As of April 5, 2000 Bankgesellschaft Berlin held 16.8 percent of the Fund's outstanding shares.

Four of the Company's eleven directors will be elected for a three-year term at this year's annual meeting. Bankgesellschaft Berlin has nominated Gregory Melville and Moritz Sell, both of whom are officers of the Bank, to fill two of these positions and supports two management nominees, incumbent directors who have served on the board for at least seven years, for the other two positions. Messrs. Melville and Sell have stated that they would act in the best interests of the Fund's shareholders by endeavoring to persuade The France Growth Fund's Board to commit itself to maintaining a low discount of the market price of the Fund's shares in relation to their net asset value (NAV). In its report, ISS stated it believed that The France Growth Fund's Board could benefit from the voices of dissident nominees who are committed to ensuring that a share repurchase plan is implemented and that the Fund's tax-managed distribution plan is maintained.

The Fund has 15,280,000 shares outstanding.

ISS, based in Bethesda, Maryland, is a leading independent advisor to several hundred institutional investors in the areas of proxy contests, corporate governance and other shareholder-related issues. The ISS report was published on April 21, 2000.

Bankgesellschaft Berlin has engaged ChaseMellon Shareholder Services to assist in the solicitation process.

For further information contact:

ChaseMellon Shareholder Services
John Bell
917-320-6270
Declan Denehan
917-320-6284